Ben\Bonus\KEIPL02
                                                                  Exhibit 10.22


                       NATIONAL SEMICONDUCTOR CORPORATION

                        2002 KEY EMPLOYEE INCENTIVE PLAN




1.       Objective

          The National Semiconductor Key Employee Incentive Plan ("the Plan") is designed to retain executives and other selected employees and reward them for making major contributions to the success and profitability of the Company. These objectives are accomplished by making incentive awards under the Plan and providing Participants with a proprietary interest in the growth and performance of the Company.


2.       Definitions

          Whenever used in the Plan, unless otherwise indicated, the following terms shall have the respective meanings set forth below:

          Award:
          ------
          The amount to be paid to a Plan Participant at the end of the Plan Period.

          Award Date:
          -----------
          The date forty days after the Company makes its consolidated financial statements for the fiscal year generally available to the press.

          Annual Incentive Base Salary:
          -----------------------------
          Generally, the annualized base remuneration received by a Participant from the Company at the end of the Plan Period. Extraordinary items, including but not limited to prior awards, relocation expenses, car allowances, international assignment allowances and tax adjustments, sales incentives, amounts recognized as income from stock or stock options, disability benefits (whether paid by the Company or a third party), and other similar kinds of extra or additional remuneration are excluded from the computation of Annual Incentive Base Salary.

          Company:
          --------
          National Semiconductor Corporation ("NSC") and any corporation in which NSC controls directly or indirectly fifty percent (50%) or more of the combined voting power of voting securities, and which has adopted this plan.

          Committee:
          ----------
          The Stock Option and Compensation Committee of the Board of Directors of the Company.

          Disability:
          -----------
          Inability to perform any services for the Company and eligible to receive disability benefits under the standards used by the Company's disability benefit plans or any successor plan thereto.

          Employee:
          ---------
          An individual in the regular employ of the Company at any time during the Plan Period.

          Executive Officer:
          ------------------
          An Employee of the Company who is subject to the reporting and liability provisions of Section 16 of the Securities and Exchange Act of 1934.

          Extraordinary Occurrence:
          -------------------------
          Events that, in the opinion of the Committee, are beyond the significant influence of Plan Participants or the Company and cause a significant unintended effect, positive or negative, on Company operating and financial results.

          Incentive Levels:
          -----------------
          Percentage of Base Salary assigned to a Participant as a Target Award.

          Participant:
          ------------
          An Employee who at the time shall be a Participant in accordance with the provisions of Article 4.

          Performance Goal:
          -----------------
          Performance measures and factors considered and scored in calculating a Participant's Award. Individual Performance Goals will be defined with a Target level of performance, which shall mean expected performance, reflecting a degree of difficulty which has a reasonable probability of achievement.

          Plan Period:
          ------------
          The fiscal year of the Company.

          Retirement:
          -----------
          Permanent termination of employment with the Company, and (a) age is either sixty-five (65) or age is at least fifty-five (55) and age plus years of service in the employ of the Company is sixty five (65) or more, and (b) the terminating employee has confirmed to the Vice President - Finance of the Company that he or she does not intend to engage in a full time vocation.

          Target Award:
          -------------
          The Award, expressed as a percentage of Annual Incentive Base Salary at the assigned Incentive Level, that is earned by a Participant for achievement of the Target level of performance.


3.       Effective Date

         The Plan will be effective for the Company's fiscal year 2002.


4.       Eligibility for Plan Participation

          A. At the beginning of the Plan Period, management will recommend to the President and CEO of the Company potential Participants for the Plan Period and their Incentive Level. The President and CEO of the Company shall have the final authority to designate Plan Participants and their Incentive Level for the Plan Period. Executive Officers participating in the Executive Officer Incentive Plan may not participate in the Plan.

          B. Participants will be notified of their participation on or about the beginning of the Plan Period. Continued participation will be re-evaluated at the beginning of each Plan Period and there is no guarantee that a Participant during one Plan Period will be a Participant in a subsequent Plan Period.

          C. Newly hired Employees and newly promoted Employees may be added as Participants to the Plan during the Plan Period. Participants who are added to the Plan during the Plan Period will receive a prorated Award based on length of time of participation in the Plan.

          D. Participants may be removed from the Plan during the Plan Period at the discretion of management. Participants so removed will receive a prorated Award based on length of time of participation in the Plan.

          E. To receive an Award, a Participant must be an Employee on the last working day of the Plan Period.


5.       Target Awards and Incentive Levels

          A.   Each  Participant  will be  assigned an  Incentive  Level with an
               associated   Target  Award  expressed  as  a  percentage  of  the
               Participant's Annual Incentive Base Salary.

          B. In the event that a Participant changes positions during the Plan Period and the change results in a change in Incentive Level, whether due to promotion or demotion, the Incentive Level will be prorated to reflect the time spent in each position.


6.       Plan Performance Goals

          A. Management will determine corporate financial Performance Goals at the start of the Plan Period. For fiscal year 2002, the corporate financial Performance Goal will be profit before tax.
               Corporate financial Performance Goals will determine overall levels of incentive pools.

          B. Individual and group Performance Goals and associated weights will be established at the start of each Plan Period for each Participant. Participants in defined business or corporate groups may have the same Performance Goals or they may have different Performance Goals, as determined by management. Each Performance Goal will have a defined Target level of performance. Performance Goals and their associated weights may change from one Plan Period to another Plan Period to reflect the Company's operational and strategic goals.

          C. Weights for all Performance Goals will be established at the beginning of the Plan Period.

          D. Awards may range between 0% and 200% of Target, based on performance as scored by management at the end of the Plan Period. The sum of the scoring on the Performance Goals will determine the total performance level. For individual and group Performance Goals, management judgment will be used to determine scores for performance above or below the Target Level of performance. As a general rule, the minimum level of 50% must be achieved in order for any Award to be paid, but management has the authority, in its sole judgment, to pay Awards even if the minimum level of performance is not met.

          E. Under exceptional circumstances, revisions to Performance Goals may be proposed at the midpoint of the Plan Period if the business environment or key planning assumptions change significantly from conditions assumed at the start of the Plan Period. Such revisions are subject to approval by the President and CEO of the Company.

          F. Performance Goals, performance scales and Awards may be adjusted in the event the Committee or the President and CEO of the
               Company determine there has been an Extraordinary Occurrence during the Plan Period that (i) affects one or more Performance Goals; (ii) unreasonably distorts Award calculations; or (iii) results in undue benefit or detriment to the Plan Participants. Such adjustments will be made solely for the purpose of neutralizing the effect of the Extraordinary Occurrence.


7.       Calculation and Payment of Awards

          A. The Company shall set incentive pools for groups, which shall constitute a maximum limit on Awards to all Participants for the Plan Period. Subject to this limitation set by the incentive pool, a Participant's Award will be calculated as a percentage of Annual Incentive Base Salary as follows:

               1) The Participant's Target Award is determined at the beginning of the Plan Period, based on the Participant's
                    Incentive Level and Annual Incentive Base Salary as reflected by the Company's human resources information systems.

               2) The performance of the group on group Performance Goals and individuals on individual Performance Goals is scored at the end of the Plan Period.

               3) The group's overall performance score and the corporate financial performance score creates an incentive pool for the group.

               4) The group's incentive pool is divided among the Participants within the group based generally on each Participant's individual performance score. Management has discretion to adjust Awards based on individual contributions toward the group's overall performance score. Without the approval of the Company's President and CEO, no one individual Award may exceed 200% of the Participant's Target Award amount.

               5) Total Awards for each group may not exceed the maximum limit set for that group's incentive pool. As a result, Award amounts may be adjusted to ensure conformance with the incentive pool limit set for the business group.

          B. Measurement of performance on Performance Goals for Participants will be scored by the Company.

          C.   Awards will be paid in cash on or about the Award Date.

          D. Awards will reflect the Participant's Annual Incentive Base Salary in effect at the end of the Plan Period. Participants who take a leave of absence during the Plan Period will have their Awards reduced on a prorata basis to reflect the leave of absence.

          E. Any Awards that are prorated for any reason under the terms of this Plan will be prorated based on the effective date of the change that resulted in the proration and will be calculated based on data contained in the Company's human resource information systems.


8.       Termination of Employment

          A. To be eligible to receive an Award, the Participant must be employed by the Company on the last working day of the Plan Period. A Participant who terminates employment prior to the last working day of the Plan Period for any reason other than Disability, Retirement or death will forfeit all rights to an Award.

          B. If a Participant's employment is terminated during the Plan Period by Disability, Retirement or death, the Participant will receive an Award prorated to reflect the Participant's actual period of employment during the Plan Period.

          C. Unless local law or regulation provides otherwise, payments of Awards made upon termination of employment by death shall be made on the Award Date to: (i) beneficiaries designated by the Participant; if none, then (ii) to a legal representative of the Participant; if none, then (iii) to the persons entitled thereto as determined by a court of competent jurisdiction.

          D. Awards paid to Participants who have taken a leave of absence during the Plan Period will be prorated to reflect the actual period of time spent on the leave of absence. Participants on leaves of absence on the Award Date who are otherwise eligible to receive an Award will receive the Award at the time all other Participants receive their Awards.

          E. Notwithstanding any other provisions of the Plan to the contrary, the right of any Participant to receive an Award under this Plan shall be forfeited if the Participant's employment is terminated because of or the Participant is discovered to have engaged in fraud, embezzlement, dishonesty against the Company, obtaining funds or property under false pretenses, assisting a competitor without permission, or interfering with the relationship of the Company with a customer. A Participant's Award, including any Award that may have been previously deferred, will be forfeited for any of the above reasons regardless of whether such act is discovered prior to or subsequent to the Participant's termination of employment or payment of an award. If an Award has been paid, such payment shall be repaid to the Company by the Participant.


9.       Deferral of Awards

          Participants who are eligible under the National Semiconductor Corporation Deferred Compensation Plan (the "Deferred Compensation Plan") may elect to make an irrevocable election to defer receipt of all or any portion of any Award pursuant to and in accordance with the terms of the Deferred Compensation Plan.


10.      Interpretations and Rule-Making

          The Company shall have the right and power to: (i) interpret the provisions of the Plan, and resolve questions thereunder, which interpretations and resolutions shall be final and conclusive; (ii) adopt such rules and regulations with regard to the administration of the Plan as it deems necessary in its discretion, and (iii) generally take all action to equitably administer the operation of the Plan. The President and CEO of the Company may delegate his rights and duties under this Plan, including administration of the Plan, to other management of the Company.


11.      Declaration of Incentives, Amendment, or Discontinuance

          The President and CEO of the Company acting within his sole discretion may on or before the Award Date: (i) determine not to make any Awards to any or all Participants for any Plan Period; (ii) make any modification or amendment to the Plan for any or all Participants; or
          (iii) discontinue the Plan for any or all Participants.


12.      Miscellaneous

          A. Except as provided in the Deferred Compensation Plan, no right or interest in the Plan is transferable or assignable except by will or the laws of descent and distribution.

          B. Participation in this Plan does not guarantee any right to continued employment and management reserves the right to dismiss Participants for any reason whatsoever. Participation in one Plan Period does not guarantee the Participant the right to participation in any subsequent Plan Period.

          C. The Company reserves the right to deduct from all Awards under this Plan any taxes or other amounts required by law to be withheld with respect to Award payments.

          D.   Maintenance  of  financial   information  relevant  to  measuring
               performance during the Plan Period will be the responsibility of the Chief Financial Officer of the Company.

          E. The provisions of the Plan shall not limit, or restrict, the right or power of the Company's Board of Directors to adopt such other plans or programs, or to make salary, bonus, incentive, or other payments, with respect to compensation of officers or Employees, as in its sole judgment it may deem proper.

          F. No member of the Company's Board of Directors or any officer, employee, or agent of the Company shall have any liability to any person, firm or corporation based on or arising out of this Plan.